     As filed with the Securities and Exchange Commission on April 15, 2003


                                                      Registration No. 333-62542
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------
                               CUMULUS MEDIA INC.
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                                        36-4159663
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                                -----------------

                  CUMULUS MEDIA INC. 1999 STOCK INCENTIVE PLAN
             CUMULUS MEDIA INC. 1999 EXECUTIVE STOCK INCENTIVE PLAN

                                -----------------

       LEWIS W. DICKEY, JR., CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                               CUMULUS MEDIA INC.
                   3535 PIEDMONT ROAD, BUILDING 14, 14TH FLOOR
                                ATLANTA, GA 30305
                     (Name and Address of Agent for Service)
                                 (404) 949-0700
          (Telephone Number, including area code, of Agent for Service)

                                -----------------

                                    Copy to:

                              MARK L. HANSON, ESQ.
                                    JONES DAY
                               3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                             ATLANTA, GA 30308-3242
                                 (404) 521-3939

                                -----------------

                         CALCULATION OF REGISTRATION FEE


============================================================================================================
  Title of securities      Amount to        Proposed maximum          Proposed maximum         Amount of
    to be registered     be registered  offering price per share  aggregate offering price  registration fee
------------------------------------------------------------------------------------------------------------
 Class A Common Stock,      469,854               (1)                        (1)                   (1)
  $.01 par value
------------------------------------------------------------------------------------------------------------
 Class A Common Stock,      430,146               (1)                        (1)                   (1)
  $.01 par value
------------------------------------------------------------------------------------------------------------
 Class C Common Stock,     1,000,000              (1)                        (1)                   (1)
  $.01 par value
------------------------------------------------------------------------------------------------------------
 Class A Common Stock,     1,000,000        $16.64(2)             $16,640,000(2)             $1,346(3)
  $.01 par value
============================================================================================================

(1) Registration fees for these shares were paid upon the filing of the original registration statement on Form S-8 (File No. 333-62542). Therefore, no further registration fee is required for these shares.


(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the reported high and low sales prices of the Class A Common Stock of the company on the NASDAQ National Market ("NASDAQ") on April 8, 2003.



(3) The registration fee for the 1,000,000 shares of Class A Common Stock registered hereby, $1,346, is calculated pursuant to Rule 457(c) under the Securities Act as follows: .00008090 multiplied by the product of $16.64, the average of the reported high and low sales prices of the Class A Common Stock on NASDAQ on April 8, 2003 (a date within 5 business days prior to this filing), multiplied by 1,000,000, the number of shares to be registered.

                                EXPLANATORY NOTE

      We are filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-62542) to register 1,000,000 additional shares of our Class A Common Stock to be reserved for issuance under our 1999 Executive Stock Incentive Plan, as amended. The contents of the Registration Statement on Form S-8 (File No. 333-62542), as previously amended, are incorporated by reference into this Post-Effective Amendment No. 2.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.     EXHIBITS.

      4.1 Cumulus Media Inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 of the registrant's registration statement on Form S-8 (File No. 333-62542)).

      4.2 Cumulus Media Inc. 1999 Executive Stock Incentive Plan (incorporated by reference to Exhibit 4.2 of the registrant's registration statement on Form S-8 (File No. 333-62542)).

      4.3 Amended and Restated Certificate of Incorporation, including Certificates of Designations for the 13-3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit
            3.1 of the registrant's current report on Form 8-K, filed August 2,
            2002)

      4.4   Amended and Restated By-laws (incorporated by reference to Exhibit
            3.2 of the registrant's current report on Form 8-K, filed August 2,
            2002)

      5.1 Opinion of Jones Day regarding legality of the common stock being registered.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Jones Day (included in Exhibit 5.1).

      24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 of the registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-62542)).

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 15, 2003.


                                            CUMULUS MEDIA INC.





                                            By:   /s/ LEWIS W. DICKEY, JR.
                                                 -------------------------------
                                                 Lewis W. Dickey, Jr.
                                                 Chairman, President and
                                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                 TITLE                             DATE
        ---------                                 -----                             ----
/s/ LEWIS W. DICKEY, JR.        Chairman, President, Chief Executive          April 15, 2003
------------------------------  Officer and Director (Principal Executive
  Lewis W. Dickey, Jr.          Officer)


  /s/ MARTIN R. GAUSVIK         Executive Vice President and Chief            April 15, 2003
------------------------------  Financial Officer (Principal Financial
    Martin R. Gausvik           and Accounting Officer)

            *                   Director
------------------------------
    Ralph B. Everett


            *                   Director
------------------------------
 Holcombe T. Green, Jr.


            *                   Director
------------------------------
     Eric P. Robison


            *                   Director
------------------------------
 Robert H. Sheridan, III


*By:  /s/ MARTIN R. GAUSVIK                                                   April 15, 2003
      ------------------------
          Martin R. Gausvik,
          As Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibits

4.1   Cumulus Media Inc. 1999 Stock Incentive Plan (incorporated by reference to
      Exhibit 4.1 of the registrant's registration statement on Form S-8 (File No. 333-62542)).

4.2 Cumulus Media Inc. 1999 Executive Stock Incentive Plan (incorporated by reference to Exhibit 4.2 of the registrant's registration statement on Form S-8 (File No. 333-62542)).

4.3 Amended and Restated Certificate of Incorporation, including Certificates of Designations for the 13-3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant's current report on Form 8-K, filed August 2, 2002)

4.4 Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the registrant's current report on Form 8-K, filed August 2, 2002)

5.1 Opinion of Jones Day regarding legality of the common stock being registered.

23.1  Consent of KPMG LLP.

23.2  Consent of Jones Day (included in Exhibit 5.1).

24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 of the registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-62542)).